UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

Sigma-Aldrich Corporation

(Exact name of registrant as specified in Charter)

Delaware	000-08135	43-1050617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Spruce Street, St. Louis, Missouri 63103

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (314) 771-5765

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Sigma-Aldrich Corporation, a Delaware corporation (the “Company”) was held on December 5, 2014 in St. Louis, Missouri (the “Special Meeting”). A total of 93,908,778 shares of the Company’s common stock, out of a total of 119,096,028 shares of common stock issued and outstanding and entitled to vote as of the close of business on October 29, 2014 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s proxy statement dated November 3, 2014 and first mailed to the Company’s stockholders on or about November 3, 2014, is set forth below:

Adoption of the Merger Agreement

As previously reported, on September 22, 2014, the Company entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) with Merck KGaA, Darmstadt, Germany, a German corporation with general partners (“Parent”), and Mario II Finance Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Sub”), pursuant to which Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly-owned subsidiary of Parent.

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to adopt the Merger Agreement. Approximately 78.0% of the outstanding shares entitled to vote thereon were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
92,930,948	630,321	347,509	0

Advisory Vote on Named Executive Officer Merger-Related Compensation

At the Special Meeting, the Company’s stockholders, on a non-binding, advisory basis, also voted upon and approved a proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement. Approximately 83.5% of the shares present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
78,444,463	14,025,960	1,438,355	0

Adjournment of the Special Meeting

Because stockholders holding at least a majority of the Company’s common stock outstanding and entitled to vote at the close of business on the Record Date approved the proposal to adopt the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there had been insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Item 8.01.	Other Events.

On December 5, 2014, the Company issued a press release announcing that the Merger Agreement had been approved by the Company’s stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Sigma-Aldrich Corporation dated December 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA-ALDRICH CORPORATION

Date: December 5, 2014	By:	/s/ George L. Miller
Name: George L. Miller
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Sigma-Aldrich Corporation dated December 5, 2014

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